UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2004

SIMCLAR, INC.

(Exact name of registrant as specifýed in its charter)

Florida	0-14659	59-1709103
(State or other jurisdiction of incorporation)	(Commission FileNumber)	(IRS Employer IdentifýcationNo.)

2230 West 77th Street, Hialeah, Florida	33016
(Address of principal executive offýces)	(Zip Code)

Registrant's telephone number, including area code (305) 556-9210

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 1, 2004, Thomas Foggo and Kenneth Greenhalgh resigned from the board of directors of Simclar, Inc. (the "Company"), and three new directors were elected by the Board of Directors to fill these vacancies and the vacancy created by the resignation on April 1, 2004 of James A. Clark. Messrs. Foggo, Greenhalgh and Clark also had served on the Company’s Audit Committee.

Each of the three new directors was elected to serve until the next annual meeting of shareholders of the Company, or until his successor is duly elected and qualified. The three new directors are:

Alan Graeme Manson. Mr. Manson is a chartered accountant in the United Kingdom and was a founding partner of Rutherford Manson Dowds, Chartered Accountants, from September 1986 to June 1999, when the firm merged with Deloitte & Touche. He served as a partner at Deloitte & Touche until October 2000. Since retirement from Deloitte & Touche, Mr. Manson has taken on the role of chairman and non-executive director of a number of UK companies.

Douglas Andrew Smith. Mr. Smith has spent 30 years in the insurance industry. In 1987 he founded Corporate Risk plc, operating in Edinburgh and London. That company was sold to Johnson & Higgins in 1996 and has since merged with Marsh & McLennan to form the world’s largest insurance brokerage and risk management group. Mr. Smith is now chairman of the group’s UK Private Equity and M&A Services unit. He is a non-executive director of a number of companies and charitable organizations in the UK.

Kenneth Mackenzie Mackay, M.D. Dr. Mackay has been a general medical practitioner since 1975 and has been the senior partner in the Hospital Hill Medical Group, Dunfermline, Scotland, since 1980. In that role, in addition to his medical work with his patients, he is also responsible for the financial and administrative affairs of the medical group.

Each of the new directors has been appointed to serve on the Company’s Audit Committee, filling the vacancies created by the resignations of Messrs. Foggo, Greenhalgh and Clark. The Board of Directors has determined each new Audit Committee member meets the independence criteria under Rule 4350(d) of the Nasdaq Stock Market, that Mr. Manson qualifies as an audit committee financial expert under applicable SEC and Nasdaq Stock Market rules, and that he is "independent," as that term is defined in Item 7(d)(3)(iv) of Schedule 14A under the SEC’s proxy rules.

Item 8.01.   Other Events.

     On September 7, 2004, the Company issued a press release entitled "Simclar, Inc. Elects New Directors" in connection with the election of the three new directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number        Exhibit Description

99.1      Press release issued September 7, 2004, entitled "Simclar, Inc. Elects New Directors."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simclar, Inc.

Date: September 7, 2004	By:	/s/ Barry J. Pardon
Barry J. Pardon, President

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